FIRST NOTE MODIFICATION AGREEMENT

THIS FIRST NOTE MODIFICATION AGREEMENT dated as of April 7, 2022 (“this Agreement”), is entered into by HIBBETT, INC., a Delaware corporation (the “Borrower”), and REGIONS BANK, an Alabama banking corporation (the “Lender”).

Recitals

A. The Borrower has executed a certain Revolving Note in favor of the Lender dated July 9, 2021 (the “Note”).

B. The Borrower has requested the Lender to consent to modifications of the Note as provided below.

C. The Lender has agreed to such modifications of the Note, provided the Borrower executes this Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreement of the parties hereto, the parties hereto hereby agree as follows:

1.All references in the Note to “One Hundred Million and No/100 Dollars” and “$100,000,000” as the maximum amount of principal that may be advanced by the Lender to the Borrower under the terms of the Note are hereby deleted and replaced with “One Hundred Twenty-Five Million and No/100 Dollars” and “$125,000,000” respectively.

2.Notwithstanding the execution of this Agreement, the Note shall remain in full force and effect, as modified hereby; and nothing herein contained and nothing done pursuant hereto shall be construed to release, satisfy, discharge, terminate or otherwise affect or impair in any manner whatsoever (a) the validity or enforceability of the indebtedness evidenced by the Note, except as expressly modified hereby; (b) the lien, security interest, security title, assignment or conveyance of any collateral securing the Note, or the priority thereof; (c) the liability of any maker, endorser, surety, guarantor or any party or parties whatsoever who may now or hereafter be liable under or on account of the Note; or (d) any other security or instrument held by the Lender now or hereafter as security for or evidence of the above-described indebtedness or any thereof.

3.This Agreement shall be binding upon the successors and assigns of the parties hereto.

4. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

5.This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, the Lender and the Borrower have executed this Agreement all as of the day and year first above written.

HIBBETT, INC.

By:	/s/ Robert J. Volke
Name:	Robert J. Volke
Its:	Senior Vice President and
Chief Financial Officer

REGIONS BANK
By:	/s/ Murray Statham
Name:	Murray Statham
Its:	Vice President